FINAL TRANSCRIPT


   Thomson StreetEvents

   Conference Call Transcript

   CMM - Q2 2005 CRIIMI Mae Inc Earnings Conference Call

   Event Date/Time: Aug. 08. 2005 / 11:00AM ET
   Event Duration: N/A















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Aug. 08.2005/11:00AM, CMM - Q2 2005 CRIIMI MAE Inc Earnings Conference Call


CORPORATE PARTICIPANTS
 Susan Railey
 CRIIMI Mae Inc - Secretary

 Barry Blattman
 CRIIMI Mae Inc - Chairman and CEO

 Cyndi Azzara
 CRIIMI Mae Inc - CFO, Principal Accounting Officer, EVP and Treasurer

 Mark Jarrell
 CRIIMI Mae Inc - President and COO

 PRESENTATION

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Operator

Good day, ladies and gentlemen, and welcome to the second-quarter 2005 CRIIMI MAE, Inc. earnings conference call. I will be be your coordinator for today. [OPERATOR INSTRUCTIONS] As a reminder, this conference is being recorded for replay purposes. I would now like to turn the presentation over to your host for today's call, Miss Susan Railey, Vice President of Investor. Please proceed, ma'am.

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 Susan Railey  - CRIIMI Mae Inc - Secretary

Good morning. Thank you for joining us today as we present CRIIMI MAE's second quarter 2005 results. A copy of our earnings release is available on our Website at www.criimimaeinc.com. The speakers on today's call will be Barry Blattman, our Chairman and CEO, Cyndi Azzara, our Chief Financial Officer, and Mark Jarrell, our President and Chief Operating Officer. Following Barry's opening remarks, Cyndi will discuss our financial results and Mark will update you on the loan portfolio. Because our previously announced review of strategic alternatives is ongoing, we will not be conducting a Q&A this quarter.

Before we begin, I must provide the usual cautionary statements. Some of the statements made today are forward-looking statements. You can identify these statements by the fact that they do not strictly relate to historical or current facts. Such statements involve a variety of risks and uncertainties and actual results could differ materially from those anticipated in any forward-looking statement made today. Factors that could cause actual results to differ materially are detailed in our Company's SEC reports, which can be accessed on our Website. Additionally, please note that the Company will not update the information presented in this call, the earnings release or the Company's quarterly and annual reports until the next earnings call or earnings release. I will now turn the call over to Barry.

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 Barry Blattman  - CRIIMI Mae Inc - Chairman and CEO

Good morning and thank you for participating in this quarter's earnings call. The highlights of this quarter's report are the following. Our adjusted book value increased to $17.95. Our total liquidity has reached $58 million. Our specialty service loan portfolio has shown a reduction of 37%. And our loss estimates have been revised downward. These very positive developments will be described in more detail by Cyndi and Mark in a few minutes.

But generally, all of the Company's attention is now focused on maximizing the value off the existing portfolio. Despite our demonstrated enthusiasm for the merits of building a loan origination program, we continue to view the market as two frothy both with regard to competitive underwriting practices and loan pricing. And we feel that the opportunity to purchase subordinated CMBS from third parties in such a market continues to be an unattractive long-term proposition. As a result, we have been building up cash.

This growing liquidity begs the question as to the direction of the Company's dividend strategy. And the answer to that question is that our dividend policy currently remains subject to the outcome of the Board's review of strategic alternatives. We revealed this past February that such a review is under way. Unfortunately, for reasons that are only related to maximizing the results of the process for shareholders, there is nothing more that can be said in this forum than what was already included in our 10-Q. Which is simply to say that such a review is underway. Related

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Aug. 08.2005/11:00AM, CMM - Q2 2005 CRIIMI MAE Inc Earnings Conference Call


to that  process,  I should also bring to your  attention  the fact that my
Fund BREF One made a 13 D filing that reflected BREF's withdrawal from being included as a potential acquirer inn the Citigroup review process.

I direct your attention to the letter attached to that filing for more detail. But most importantly, I would comment that the market is seeing more and more platforms emerging as logical owners of the type of CMBS CRIIMI owns. In fact CRIIMI's CMBS portfolio is unique because it is large, seasoned, underwritten in a very different market environment than today's and close to having completed a significant part of an expected loss curve in a typical portfolio's life cycle. So, I will turn the call over to Cyndi by concluding that we intend to continue making this unique portfolio as valuable as possible. And we will continue working to see whether there is a way to translate this market's tone, demand, and profile into more immediate value for our shareholders. But, of course, as we have stated previously, there is no assurance that any transaction will occur. Cyndi?

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 Cyndi Azzara  - CRIIMI Mae Inc - CFO, Principal Accounting Officer, EVP and
Treasurer

Thank you, Barry. Good morning, everyone. I hope you have had an opportunity to review our earnings release and the accompanying tables. As stated in our release, our second quarter net income to common shareholders was approximately $1 million or $0.06 per diluted share, which included net income of $4.8 million related to our operating activities and $2.3 million in net charges related to other items. Items affecting this quarter's operating results were as follows. First, our net interest margin of $8.8 million reflected a decline of $617,000 as compared to the first quarter, due to a reduction in CMBS interest income as we revised the weighted average yield-to-maturity related to our CMBS effective April 1. And due to an increase in interest expense primarily resulting from additional discount amortization related to our CMBS set.

Please note, that our weighted average yield-to-maturity was revised upward as of July 1, 2005 from 11.8% to 12.5% primarily due to the reduction in estimated losses related to our CMBS portfolio. Total operating expenses of approximately $6 million in the second quarter, which also included servicing expenses, reflected a decrease of $470,000 over the last quarter, principally due to the write-off of certain deferred costs in the first quarter of 2005. Second-quarter T&A expenses of $3 million, included a total of $374,000 in legal costs and certain other fees related to our Board's review of strategic alternatives as compared to $539,000 in related costs last quarter.

Other items, which reflected net charges of $2.3 million in the second quarter, included a net loss on derivatives due primarily to a reduction in the value of our derivatives as interest rates swap rates declined quarter over quarter. Note that even though our derivatives are not designated as hedging instruments, their value generally moves inversely to the value of the CMBS portfolio and directly with interest rates. Because our derivatives are not designated as hedges, changes in fair value, as well as the impact of any cash payments made or received are recognized in current period earnings as net losses or gains on derivatives.

I'll now discuss significant items affecting our cash flow. During the second quarter, we received a total of $11.2 million from our retained CMBS portfolio and noncore assets. Net decline of $172 million from the first quarter of 2005 was primarily due to a reduction in cash received from our retained CMBS portfolio. Our second quarter outflows included; corporate G&A expenses of $3 million, a quarterly maintenance fee of $434,000, and $1.5 million in dividends paid to preferred shareholders. Additionally, our second quarter cash outflows included $180,000 in interest rate swap payments and the $2.3 million semiannual interest payment on the BREF subordinated debt. Note that we have one remaining semi annual interest payment related to the 31 million of BREF debt, which matures in January 2006.

Now, let's move on to the discussion of our balance sheet. Total liquidity was approximately $58 million at June 30 as compared to $53 million at March 31. As of quarter end, our total CMBS fair value, which was based on third-party information and management's estimates, increased to $955 million as compared to $942 million last quarter. Included in our total CMBS portfolio was our retained CMBS. Which had a fair value of $341 million as of quarter end, as compared to $327 million as of last quarter end. This increase in fair value primarily resulted from a decrease in long-term treasury rates quarter over quarter and from generally improved credit and reduced loss estimates.

Again, the fair value of our CMBS as of June quarter end was based in part on long-term interest rates. Rates on the 10-year treasury have increased by approximately 49 basis points since quarter end. To give you a feel for this impact, note that on average, a 100-basis point change in the discount rates we use to estimate the fair value would result in a change in the value of our aggregate CMBS by approximately 5.3%. Our interest rate swap, which has a notional amount of $40 million and to which we pay a fixed rate of $4.7% per year in exchange for receiving one-month LIBOR on the name notional amount, reflected a liability of $1.5 million based on its quarter-end fair value. Note that 10-year swap rate have increased by 48 basis points since quarter end, and that a 100-basis-point increase in the corresponding rates would increase the value of our swap by approximately $3 million.

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(C) 2005 Thomson  Financial.  Republished with permission.  No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Aug. 08.2005/11:00AM, CMM - Q2 2005 CRIIMI MAE Inc Earnings Conference Call


Future changes in the swap fair value will continue to be recorded in current period earnings. At book value, as of June 30, was $23.83 per diluted common share, as compared to $22.38 per diluted common share as of March 31. Adjusted GAAP book value per diluted common share increased to $17.95 as of June 30, as compared to $16.94 as of last quarter end. We have provided the calculation of our GAAP book value and a reconciliation of the adjusted GAAP book value in the table at the end of our earnings release and on our Website. I've stated in prior conference calls, the adjusted book value per share excludes any value related to the repurchase option retained by the Company in connection with the issuance of the Senior Interest Certificate and our BBB- rated CMBS.

In summary, we have reduced debt, added to liquidity and continued to generate significant cash flow. Total debt outstanding, declined to $604 million at quarter end. 88% of this debt was nonrecourse with a weighted average effective interest rate of 8.7%. And 12% was recourse set, which bears interest at a weighted average rate of 9.7%. And our core assets continue to generate significant cash as reflected in the increase in total liquidity. At this point, I will turn the discussion over to Mark.

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 Mark Jarrell  - CRIIMI Mae Inc - President and COO

Thank you, Cyndi. I would like to give you an update on our progress on the asset management area this quarter. There were a number of very positive developments in our portfolio, reflecting, as we said last quarter, both the improving trends in the economy and the dedication and hard work of our asset management staff.

Here are some of the items of interest. During the quarter, we resolved 28 of our specialty service assets totaling approximately 240 million. And while we did have three assets transfer in, totaling about 15 million, that gave us a net decrease, including normal amortization, of about 236 million in specialty service loans. Which at quarter end, totaled approximately 515 million. Between quarter end and July 31, we have resolved another approximately 50 million of specialty service assets. Bringing the total balance as of that date down further to about 465 million, including approximately 4 million of transfers in during that period. To give you a flavor for our historical progress in this area, specialty service loans totaled 1 billion at December 31, 2003; 935 million at June 30, 2004 a year ago; and 751 million at the end of the first quarter of this year.

This quarter, we decreased the Company's overall estimate of expected losses by $30 million to 589 million. On the 28 assets we resolved this quarter, actual realized losses were approximately 15% lower than what we had previously estimated for those assets. And our specialty service to hotel portfolio balance continues to decline faster relative to the portfolio as a whole. It represented it 29% of the total at the end of this quarter, versus 46% at the end of 2004.

I do need to note that the reductions in the specialty service portfolios this quarter and more specifically the lodging component reflect the return of the Shilo Inn loan to corrective status. These loans total $135 million. And so their transfer out has a meaningful impact on the quarter-to-quarter and historical comparisons. I want to remind you that the Company's CMBS cash flows and the fair value of our retained subordinated CMBS portfolio will continue to be affected by the future performance of the Shilo Inn loan. Notwithstanding the fact that they are not presently characterized as "specialty services." And regarding corrective loans in general and any of the performing loans in the pool underlying the Company's portfolio, there can be no assurance that any of these loans will continue to perform under their terms.

Overall, we are pleased with our progress to date. Our Company remains focused on maximizing asset and shareholder value through aggressive and professional asset management and special servicing activity. Thank you for joining us for today's call. And we look forward to speaking to you again next quarter.

--------------------------------------------------------------------------------
Operator

Once again, ladies and gentlemen, we thank you for your participation in today's conference. This concludes the presentation. You may now disconnect. Have a great day.


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(C) 2005 Thomson  Financial.  Republished with permission.  No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Aug. 08.2005/11:00AM, CMM - Q2 2005 CRIIMI MAE Inc Earnings Conference Call


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(C) 2005 Thomson  Financial.  Republished with permission.  No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.